Exhibit 99.1
Spherix (SPEX) to Present at 2014 ROTH Conference

TYSONS CORNER, Va., March 7, 2014 -- Spherix Incorporated (SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that it will be presenting at the 26th Annual ROTH Conference on Monday, March 10, 2014. The conference will be held at the Ritz Carlton in Dana Point, California. The Company's presentation, by Chief Executive Officer Anthony Hayes, is scheduled for 4:30 p.m. Pacific Daylight Time.

Mr. Hayes from Spherix will be available for meetings during the conference. Investors interested in arranging a meeting with management should contact their ROTH representative.

About the 26th Annual ROTH Conference

ROTH Conferences are among the largest in the nation for small-cap companies. The Conferences combine company presentations, Q&A sessions and management one-on-one meetings.

The 26th Annual ROTH Conference will include presentations from over 400 emerging growth companies across a variety of sectors, including clean tech, consumer and retail, energy and industrial, enterprise software, healthcare, resources, semiconductors and electronics, services and technology/media.

The Conferences are sponsored by ROTH Capital Partners, an investment banking firm dedicated to the small-cap market since its inception in 1984. ROTH's exclusive focus is to offer its clients a full spectrum of investment banking services, including capital raising, research coverage, trading and market making, merger and acquisition advisory services, and investor conferences. The firm is headquartered in Newport Beach, California and has offices in Boston, Chicago, Larkspur, Los Angeles, New York, San Diego and Hong Kong.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations
Phone: (703) 992-9325
Email: info@spherix.com

Or:
RedChip Companies Inc.
1-800-REDCHIP (733-2447)